EXHIBIT 10.6

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of May 30, 1997, among SOCO EXPLORATION (THAILAND) COMPANY LIMITED, a juristic person organized and existing under the laws of Thailand ("SOCO Exploration"), SOCO THAITEX, INC., a Delaware corporation ("SOCO Thaitex"), TERRITORIAL RESOURCES (DELAWARE), INC., a Delaware corporation ("Territorial Delaware"); and JIMMY M. MCCARROLL, a resident of Harris County, Texas ("McCarroll"). SOCO Exploration and SOCO Thaitex are sometimes together referred to herein as "SOCO."

                                    RECITALS

A. SOCO Exploration owns a 100% working interest in the Gulf of Thailand Exploration Block No. B8/38 pursuant a Petroleum Concession No. 3/2539/50 awarded by the Ministry of Industry of the Government of Thailand (the "Block B8/38 Concession"), subject to an obligation to assign to Malaysia Mining Corporation Berhad, a corporation organized under the laws of Malaysia ("MMC"), a 50% undivided working interest in the Block B8/38 Concession under certain conditions pursuant to a Farmout Agreement, dated 6 December 1996 (the "MMC Farmout Agreement"), by and among SOCO Exploration, SOCO Thaitex and MMC. SOCO Thaitex owns a 100% working interest the Gulf of Thailand Exploration Block No. B4/32 pursuant to a Petroleum Concession No. 7/2534/42 awarded by the Ministry of Industry of the Government of Thailand (the "Block B4/32 Concession"), subject to an obligation to assign to MMC a 50% undivided working interest in the Block B4/32 Concession under certain conditions pursuant to the MMC Farmout Agreement. The Block B8/38 Concession and the Block B4/32 Concession are collectively referred to as the "Concessions."

B. As a result of the performance of certain obligations and the conversion of certain rights, McCarroll is entitled to receive certain rights and interests (the "McCarroll Interests") in and to the Concessions including a 2.5% undivided working interest in each of the Block B8/38 Concession (the "McCarroll Block B8/38 Interest") and the Block B4/32 Concession (the "McCarroll Block B4/32 Interest"). The assignment of the McCarroll Interests to McCarroll has not been evidenced in writing, nor has such assignment been approved by the Ministry of Industry of the Government of Thailand (the "Ministry of Industry").

C. McCarroll desires to sell, assign, transfer and convey to Territorial Delaware his rights to receive the McCarroll Interests, and Territorial Delaware desires to purchase the McCarroll Interests from McCarroll, on the terms and conditions set out in this Agreement.

D. SOCO has consented to the sale, assignment, transfer and conveyance from McCarroll to Territorial of the right to receive the McCarroll Interests. The parties hereto desire to cause the assignment of the McCarroll Interests to be made directly from the current record owner thereof (either SOCO Exploration or SOCO Thaitex, as applicable) to Territorial Delaware in order to ease the administrative burden of the required transfers and for other business purposes. In addition, the parties hereto desire to enter into certain additional agreements.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                            ASSET PURCHASE AND SALE

     On the terms and subject to the conditions of this Agreement:

     1.1 MCCARROLL/TERRITORIAL DELAWARE TRANSACTIONS. At the Closing (as defined below), McCarroll shall sell, assign, transfer and deliver to Territorial Delaware all of his right, title and interest in and to the McCarroll Interests, and Territorial Delaware shall purchase from McCarroll all of such McCarroll Interests. In exchange therefore, at the Closing, and subject to the provisions of the Escrow Agreement (as defined below):

     (a) Cash Portion of the Purchase Price. Territorial Delaware shall pay or cause to be paid to or on behalf of McCarroll an aggregate amount of cash equal to (US)$210,000 (the "Cash Portion of the Purchase Price");

     (b) Territorial Shares. Territorial Delaware shall cause to be issued in the name of McCarroll 550,000 shares (the "Territorial Shares") of common stock, no par value per share, of Territorial Resources, Inc., a Delaware corporation ("Territorial Resources"); and

     (c) Assumed Liabilities. Territorial Delaware shall pay, perform or cause to be paid or performed all obligations and liabilities arising with respect to periods immediately after the Closing under the Concession Agreement with respect to the McCarroll Interests. Except as provided in the preceding sentence, Territorial Delaware shall not assume or be deemed to have assumed and shall not be responsible for any obligation or liability of McCarroll or any other party, direct or indirect, known or unknown, choate or inchoate, absolute or contingent, including without limitation any and all obligations regarding any foreign, Federal, state or local income, sales, use, franchise or other tax liabilities, and McCarroll shall indemnify and hold Territorial Delaware harmless from all such liabilities and costs incurred by Territorial Delaware and arising out of or attributable to any such liabilities, all in accordance with Article VI hereof.

     1.2 SOCO/MCCARROLL TRANSACTIONS. At the Closing, SOCO Exploration shall sell, assign, transfer and deliver to Territorial Delaware, as the assignee of McCarroll, the McCarroll Block B8/38 Interest, and SOCO Thaitex shall sell, assign, transfer and deliver to Territorial Delaware, as the assignee of McCarroll, the McCarroll Block B4/32 Interest. Each of SOCO Exploration and SOCO Thaitex agree and confirm that the consideration to be received by it in exchange for the sale, assignment, transfer and delivery of the respective McCarroll Interest by such party pursuant to this Agreement has been received in full on or before the date hereof.

     1.3 NATURE OF THE MCCARROLL INTERESTS. Among other things, the working interests to be received by Territorial Delaware are subject to the following:
(a) with respect to the

2.5% working interest in the Block B8/38 Concession, such working interest shall be a carried interest to the casing point on the first well on Block B8/38 (provided, however, that as the owner of such working interest, Territorial Delaware shall be required to fund 2.5% of the aggregate expenditures in excess of (US)$3,000,000 incurred to the casing point with respect to such well), and such working interest shall require Territorial Delaware, as the owner thereof, to fund 2.5% of all expenditures incurred at and after the casing point, including the costs of running and cementing casing and completing the well; and
(b) as the owner of either of the 2.5% working interests so to be conveyed to Territorial Delaware pursuant to this Agreement, Territorial Delaware shall have no obligation to pay any portion of the $250,000 signing bonus (the "Signing Bonus") paid to the Thailand Department of Mineral Resources under the Block B8/38 Concession.

                                   ARTICLE II
                                  THE CLOSING

     2.1 CLOSING DATE, TIME AND PLACE. The closing ("Closing") of the transactions contemplated by Article I hereof shall take place on June 16, 1997, or at such other date not later than June 30, 1997, that is mutually agreed by the parties hereto (the "Closing Date"). Such Closing shall take place at 10:00 a.m., at the offices of Theodore J. Lee, Attorney at Law, counsel to Territorial Delaware, 3104 Edloe Street, Suite 204, Houston, Texas 77027, or such other location is mutually agreed by the parties hereto.

     2.2  CLOSING TRANSACTIONS.  At the Closing:

     (a) McCarroll Assignments. McCarroll shall execute and deliver to Territorial Delaware two Assignments, in form and substance satisfactory to McCarroll and Territorial Delaware (together, the "McCarroll Assignments"), pursuant to which, among other things, he shall have assigned to Territorial Delaware his right, title and interest in and to the McCarroll Interests;

     (b) SOCO Exploration Assignment. SOCO Exploration and Territorial Delaware shall execute and deliver to each other an Assignment, substantially in the form of Exhibit A-1 (the "SOCO Exploration Assignment") attached hereto and made a part hereof, pursuant to which, among other things, SOCO Exploration shall have assigned to Territorial Delaware the McCarroll Block B8/38 Interest;

     (c) SOCO Thaitex Assignment. SOCO Thaitex and Territorial Delaware shall execute and deliver to each other an Assignment, substantially in the form of Exhibit A-2 (the "SOCO Thaitex Assignment;" together with the SOCO Exploration Assignment, the "SOCO Assignments") pursuant to which, among other things, SOCO Thaitex shall have assigned to Territorial Delaware the McCarroll Block B4/32 Interest;

     (d) Escrow Agreement. McCarroll, Territorial Delaware and an escrow agent (the "Escrow Agent") acceptable to them shall execute and deliver to each other an Escrow Agreement in form and substance satisfactory to McCarroll and Territorial Delaware (the "Escrow Agreement"); and

     (e)  Payment of the Purchase Price.

     (i) Cash Portion of the Purchase Price. Territorial Delaware shall pay or cause to be paid in cash to McCarroll the Cash Portion of the Purchase Price ((US)$210,000) by wire transfer to such account as McCarroll shall have indicated pursuant to written wire transfer instructions delivered to Territorial Delaware not less than two (2) business days prior to the Closing Date.

     (ii) Territorial Shares. Territorial Delaware shall cause to be issued in the name of McCarroll four (4) certificates (the "Certificates") representing in the aggregate the 550,000 Territorial Shares, three (3) of which Certificates (the "Escrowed Certificates") shall each represent 100,000 Territorial Shares, all of which Escrowed Certificates shall be delivered at the Closing to the Escrow Agent, pursuant to the terms and provisions of the Escrow Agreement. The remaining Certificate shall represent the remaining 250,000 Territorial Shares and shall be delivered to McCarroll at the Closing.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     3.1 TERRITORIAL DELAWARE'S REPRESENTATIONS AND WARRANTIES. Territorial Delaware represents and warrants to McCarroll and to SOCO Exploration that:

     (a) Territorial Delaware is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified under such laws to conduct its business as currently conducted by it. Territorial Delaware has all licenses, permits and authorizations necessary to carry on its current business and conduct its current operations. Territorial Delaware has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Territorial Delaware and constitutes the valid and legally binding obligation of Territorial Delaware, enforceable against it in accordance with its terms. Upon the execution and delivery thereof at the Closing, the Escrow Agreement and each of the SOCO Assignments will be duly executed and delivered by it, and will constitute the valid and legally binding obligation of Territorial Delaware, enforceable against it in accordance with its respective terms.

     (b) No other notices to, filings with, or authorizations, consents or approvals from any other governmental agency or authority or any other party are required in order to pay the purchase price for the McCarroll Interests (including without limitation, to issue the Territorial Shares) and otherwise perform its obligations under the Escrow Agreement or the SOCO Assignments, other than any of the same that have been received on or before the date hereof.

     (c) Upon the issuance thereof, all of the Territorial Shares will be duly authorized, fully paid and non-assessable, and will represent in the aggregate 550,000 shares of common stock, no par value per share, of Territorial.

     (d) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, by Territorial Delaware will (a) violate any applicable law, rule, regulation, or order to which it is subject or any provision of its charter or bylaws, nor will such transactions violate any applicable law, rule, regulation or order to which Territorial Resources is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, create in any party the right to terminate, modify or change, or require any notice under any agreement, contract, lease, license, instrument or other agreement to which it or Territorial Resources is a party, by which either of them is bound or to which any of their respective assets is subject.

     (e) There are no lawsuits, actions, hearings, investigations, charges, complaints, demands, claims or administrative or arbitration proceedings pending, or to the best knowledge of Territorial Delaware, threatened against it or any of its assets.

     (f) None of the information supplied or to be supplied by Territorial Delaware, insofar as it relates to Territorial Delaware, the Territorial Shares, Territorial Resource or the transactions to be consummated at the Closing, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which there are made, not misleading.

     3.2 SOCO'S REPRESENTATIONS AND WARRANTIES. Each of SOCO Exploration and SOCO Thaitex represent and warrant, jointly and severally, to Territorial Delaware as of the date hereof that:

     (a) SOCO Exploration is duly organized, validly existing and in good standing under the laws of Thailand, and is duly authorized and qualified under the laws of Thailand to conduct its business with respect to the B8/38 Concession. SOCO Thaitex is duly organized, validly existing and in good standing under the laws of the State of Delaware in the United States of America, and is duly authorized and qualified under the laws of Thailand to conduct its business with respect to the B4/32 Concession. Each of SOCO Exploration and SOCO Thaitex has all licenses, permits and authorizations necessary to carry on its current business and conduct its current operations. Each of SOCO Exploration and SOCO Thaitex has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by each of SOCO Exploration and SOCO Thaitex and constitutes the valid and legally binding obligation of such party, enforceable against it in accordance with its terms. Upon the execution and delivery thereof at the Closing, each of the SOCO Assignments will be duly executed and delivered by the SOCO party executing the same and will constitute the valid and legally binding obligation of such party, enforceable against it in accordance with its terms.

     (b) Except for the consent of the Ministry of Industry or other representative of the Government of Thailand to the SOCO Assignments (the "Government Consents"), no other notices to, filings with, or authorizations, consents or approvals from any other governmental agency or authority or any other party required in order to effectively assign the McCarroll Interests to Territorial Delaware.

     (c) Upon the execution and delivery of the SOCO Assignments and subject to the receipt of the Government Consent with respect thereto, Territorial Delaware will own an undivided 2.5% working interest in the Block B8/38 Concession and an undivided 2.5% working interest in the Block B4/32 Concession, free and clear of any liens, security interests, liens, claims, burdens, or other encumbrances ("Encumbrances"), other than those created pursuant to the terms of the respective Concessions and those created by the MMC Farmout Agreement (provided, however, that neither such 2.5% working interest shall be subject to reduction as a result of the provisions of the MMC Farmout Agreement). Without limiting the generality of the foregoing, such 2.5% working interests are and shall be free of all burdens, liabilities and obligations, if any, created pursuant to or referred to in (i) the letter agreement dated September 6, 1994, between SOCO International, Inc., et. al., and Freeport-McMoran Thaitex Co., et. al. (the "Freeport-McMoran Letter Agreement", and (ii) the letter agreement date September 6, 1994, between SOCO International, Inc. and CLK Company (the "CLK Letter Agreement").

     (d) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, by SOCO Exploration or SOCO Thaitex will (a) violate any applicable law, rule, regulation, or order to which such party is subject or any provision of the charter or bylaws of such party or (ii) conflict with, result in a breach of, constitute a default under, create in any party the right to terminate, modify or change, or require any notice under any agreement, contract, lease, license, instrument or other agreement to which it is a party, by which it is bound or to which any of its assets is subject.

     (e) SOCO Exploration and/or SOCO Thaitex has provided to Territorial Delaware (i) a true, complete and correct copy of the written instrument by which the Block B8/38 Concession was granted (which consists solely of that certain Petroleum Concession No. 3/2539/50 awarded to SOCO Exploration by the Ministry of Industry, dated October 24, 1996, and no other amendments, supplements or modifications thereto) (the "B8/38 Concession Agreement"), and
(ii) a true, complete and correct copy of the written instrument by which the Block B4/32 Concession was granted (which consists solely of that certain Petroleum Concession No. 7/2534/42 awarded to THAITEX PETROLEUM COMPANY LIMITED by the Ministry of Industry, dated September 11, 1991, as the same was amended and supplemented by that certain Supplementary Petroleum Concession (No. 1) to Petroleum Concession No. 7/2534/42 dated September 4, 1995 (as so amended and supplemented, the "B4/32 Concession Agreement"), and no other amendments, supplements or modifications thereto). The rights granted to the Concessionaire under each such Concession Agreement have not been further amended, supplemented, modified, diminished or withdrawn, and to the best knowledge of SOCO Exploration and SOCO Thaitex, no such diminution or withdrawal, in whole or in part, has been threatened or is contemplated.

     (f) Each of the Concession Agreements, and the Concession granted thereunder, is legal, valid, binding and enforceable, and is in full force and effect; neither party to either such Concession Agreement is in breach or default thereunder; and no event has occurred that with notice or lapse of time would constitute a breach or default under, or permit termination or modification of, such Concession Agreement. SOCO Exploration owns 100% of the working interests in the Block B8/38 Concession, free and clear of any Encumbrance, other than as provided in the B8/38 Concession Agreement and the MMC Farmout Agreement. SOCO Thaitex owns 100% of the working interests in the Block B4/32 Concession, free and clear of any Encumbrance, other than as provided in the B4/32 Concession Agreement, the MMC Farmout Agreement, the Freeport-McMoran Letter Agreement and the CLK Letter Agreement. The Block B4/32 Concession is in the last year of the Second Obligation Period, as defined in Clause 4 of the B4/32 Concession Agreement, and the only remaining work to be done during such Second Obligation Period is the drilling of one well.

     (g) Each of SOCO Exploration and SOCO Thaitex has complied with all applicable laws, rules, regulations, and orders of the Government of Thailand and all agencies and instrumentalities thereof (including without limitation, any of the same pertaining to protection of the environment, health or safety), and no action, suit, proceeding, hearing, investigation, charge, complaint, demand, notice or claim has been filed or commenced against it alleging any failure to so comply.

     (h) There are no lawsuits, actions, hearings, investigations, charges, complaints, demands, claims or administrative or arbitration proceedings pending, or to the best knowledge of SOCO Exploration and SOCO Thaitex, threatened against either of them or any of their respective assets (including without limitation the Concessions).

     (i) Subject to the provisions of Section 1.3 of this Agreement, upon the execution and delivery of the SOCO Exploration Assignment (and subject to the receipt of the Governmental Consent with respect thereto), and except as otherwise provided in this Agreement, Territorial Delaware will have such right, title or interest that (i) entitles it to receive, based on its ownership interest in the B8/38 Concession, 2.5% of the proceeds from the sale of production from each well located in Block B8/38 throughout the term of the Concession granted in the B8/38 Concession Agreement relating to such Block, together with at least a like interest in all production from any additional wells drilled in such Block B8/38 after the date hereof and during the term of such Concession, and (ii) obligates Territorial Delaware to bear a like percentage of the costs and expenses relating to the operations in or the maintenance and other costs of each well located in such Block, as such costs and expenses are set out in the B8/38 Concession Agreement relating to such Block, in an amount which is not greater than 2.5% for such well or for such other costs and expenses set out in the B8/38 Concession Agreement, without increases throughout the term of such Concession unless otherwise agreed to by Territorial Delaware. Similarly, subject to the provisions of Section 1.3 of this Agreement, upon the execution and delivery of the SOCO Thaitex Assignment (and subject to the receipt of the Governmental Consent with respect thereto) and except as otherwise provided in this Agreement, Territorial Delaware will have such right, title or interest that (iii) entitles it to receive, based on its ownership interest in the B4/32 Concession, 2.5% of the proceeds from the sale of production from each well located in Block B4/32 throughout the term of the Concession granted in the B4/32 Concession Agreement relating to such Block, together with at least a like interest in all production from any additional wells drilled in such Block B4/32 after the date hereof and during the term of such Concession, and (iv) obligates Territorial Delaware to bear a like percentage of the costs and expenses relating to the operations in or the maintenance and other costs of each well located in such Block, as such costs and expenses are set out in the B4/32 Concession Agreement relating to such Block, in an amount which is not greater than 2.5% for such well or for such other costs and expenses set out in the B4/32 Concession Agreement, without increases throughout the term of such Concession unless otherwise agreed to by Territorial Delaware.

     (j) There is no currently outstanding obligation, debt or other liability relating to either of the McCarroll Interests that has not been paid or performed on or before the date hereof, and all obligations, debts or other liabilities relating to either of the McCarroll Interests relating to periods on or prior to the date hereof have been paid or performed in full. There has not occurred any event, fact or circumstance, whether or not with the lapse of time or the giving of notice, would constitute a breach or default by McCarroll with respect to either of the McCarroll Interests.

     (k) None of the information supplied or to be supplied by either SOCO Exploration or SOCO Thaitex, insofar as it relates to either such party, the McCarroll Interests, the Concessions or the transactions to be consummated at the Closing, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which there are made, not misleading.

     3.3 MCCARROLL'S REPRESENTATIONS AND WARRANTIES. McCarroll represents and warrants to Territorial Delaware as of the date hereof that:

     (a) All of the matters set out in Section 3.2 (c), (e), (i) and (j) hereof are true, correct and complete as of the date hereof.

     (b) McCarroll has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement has been duly executed and delivered by McCarroll and constitutes his valid and legally binding obligation, enforceable against him in accordance with its terms. Upon the execution and delivery thereof at the Closing, each of the McCarroll Assignments and the Escrow Agreement will be duly executed and delivered by him and will constitute his valid and legally binding obligation, enforceable against him in accordance with its terms.

     (c) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, by McCarroll will (i) violate any applicable law, rule, regulation, or order to which he is subject or
(ii) conflict with, result in a breach of, constitute a default under, create in any party the right to terminate, modify or change, or require any notice under any agreement, contract, lease, license, instrument or other agreement to which he is a party, by which he is bound or to which any of his assets is subject.

     (d) McCarroll owns all of the right, title and interest in and to the right to receive the McCarroll Interests, free and clear of any Encumbrance.

     (e) There are no lawsuits, actions, hearings, investigations, charges, complaints, demands, claims or administrative or arbitration proceedings pending, or to the best knowledge of McCarroll, threatened against him or any of his assets.

     (f) The Territorial Shares are being acquired solely for McCarroll and not for any other person or party, and solely for investment purposes, and not with a view to resale or redistribute any of the same to any other party or person. McCarroll acknowledges that the Territorial Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under applicable state securities laws (together with the 1933 Act, "Securities Laws"), that the right to transfer the Territorial Shares to be received in connection with the Closing will be restricted by such Securities Laws, and that, in addition to any other limitations with respect thereto, neither such shares nor any interest therein shall be sold, transferred or otherwise disposed of without registration under applicable Securities Laws or an exemption therefrom. McCarroll acknowledges that the Territorial Shares to be received in connection with the Closing are not being registered under the Securities Laws in reliance upon exemptions from applicable Securities Laws that are predicated, in part, on the representations, warranties and agreements of such McCarroll contained herein. McCarroll must bear the economic risk of an investment in such Territorial Shares for an indefinite period of time because such Territorial Shares have not been registered under applicable Securities Laws and therefore cannot be sold unless they are subsequently registered under such Securities Laws or an exemption from such registration is available, and that such shares must be held indefinitely unless the transfer thereof is so registered or such an exemption exists with respect thereto. McCarroll is an "accredited investor," as that term is defined in Regulation D promulgated under the 1933 Act and is capable of evaluating the merits and risks, and has evaluated the merits and risks, of the prospective acquisition of Territorial Shares, and has the capacity to protect his interests in connection with the such acquisition. McCarroll acknowledges, that a legend will be placed on the Certificates evidencing the Territorial Shares substantially to the effect that, among other things, the shares evidenced thereby have not been registered under the 1933 Act and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of (i) an effective registration statement for such shares under the 1933 Act or (ii) an opinion of Territorial's counsel that such registration is not required. Notwithstanding the foregoing, McCarroll understands that Territorial will not unreasonably withhold or delay receipt and review of the opinion of counsel referred to in the preceding sentence, and in the event its counsel is unable to promptly provide such an opinion, Territorial will accept such an opinion of another qualified counsel selected by McCarroll and reasonably satisfactory to Territorial.

     (g) None of the information supplied or to be supplied by McCarroll, and to his knowledge none of the information supplied or to be supplied by either SOCO Exploration or SOCO Thaitex, insofar as it relates to McCarroll, the McCarroll Interests, the Concessions or the transactions to be consummated at the Closing, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which there are made, not misleading.

                                   ARTICLE IV
                                   COVENANTS

     4.1 GOVERNMENTAL APPROVALS. Following the Closing, SOCO will use its commercially reasonable efforts (and McCarroll and Territorial Delaware will assist in connection therewith) to cause the Government of Thailand or its appropriate subdivision, ministry or instrumentality to grant a written Government Consent approving of Territorial Delaware as the owner of the McCarroll Interests. After the Closing, and until such time as such Government Consent is received with respect to the working interest being assigned to Territorial Delaware relating to the Block B8/38 Concession, SOCO Exploration agrees to hold the interest so conveyed to Territorial Delaware in trust, solely for the benefit of Territorial Delaware, and to the maximum extent permissible, to cause Territorial Delaware to receive all of the benefits, rights, privileges and treatment that it would be entitled to receive as though such Government Consent had been received. Similarly, after the Closing, and until such time as such Government Consent is received with respect to the working interest being assigned to Territorial Delaware relating to the Block B4/32 Concession, SOCO Thaitex agrees to hold the interest so conveyed to Territorial Delaware in trust, solely for the benefit of Territorial Delaware, and to the maximum extent permissible, to cause Territorial Delaware to receive all of the benefits, rights, privileges and treatment that it would be entitled to receive as though such Government Consent had been received. Each such SOCO party shall cooperate with Territorial Delaware at its request to take any other action, and execute any other written instrument, reasonably requested by Territorial Delaware in connection with the obligations of such SOCO party set out in this Section.

     4.2 OPERATOR. As soon as reasonably practicable after the date the Government Consent referred to in Section 4.1 hereof is received, each of Territorial Delaware and the applicable SOCO party shall enter into a joint operating agreement relating to the relevant Concession, in form and substance mutually agreed to by such parties.

     4.3 INFORMATION. Subject to the restrictions imposed by any applicable law, each of SOCO Exploration and SOCO Thaitex agrees to permit representatives of Territorial Delaware to have full access at all reasonable times to all premises, properties, personnel, books, records, contracts and documents pertaining to the Concessions.

     4.4 FURTHER ASSURANCES. From time to time hereafter and without further consideration, each of the parties hereto shall execute and deliver such additional or further instruments of conveyance, assignment, assumption and transfer, and take such actions, as any other party hereto may reasonably request in order to more effectively convey and transfer to such other party the assets, rights or other property to be sold or conveyed to such other party hereunder or as shall be reasonably necessary or appropriate in connection with the carrying out of such other party's obligations hereunder or the purposes of this Agreement. In connection therewith, among other things, each of SOCO Exploration, SOCO Thaitex and McCarroll agrees to use such party's best efforts to cause the McCarroll Interests to be effectively assigned, conveyed, transferred and delivered to Territorial Delaware. McCarroll further agrees to use his best efforts to cause all his business with respect to those contracts and agreements to which he is a party that relate to the McCarroll Interests (or through which McCarroll earned such McCarroll Interests) to be conducted in such a manner so as to preserve and protect the McCarroll Interests for the benefit of Territorial Delaware. In the event McCarroll does not conduct his business as provided in the preceding sentence, McCarroll hereby grants to Territorial Delaware the right to fulfill any obligation he may not have timely or completely performed, at the reasonable cost and expense of McCarroll. In connection with

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

his obligations under this Section, McCarroll agree to consult with Territorial Delaware in a timely and complete manner in connection with any matter that may arise with respect to any such contract and agreement, if such matter may affect the obligations of McCarroll under this Section.

                                   ARTICLE V
                     CONDITIONS TO THE CLOSING; TERMINATION

     5.1 CONDITIONS. It shall be a condition to the obligations of each party hereto to consummate the transactions contemplated to occur at the Closing that:
(a) each of the representations and warranties of the other parties hereto shall be true, complete and correct as of the Closing Date as if such representations and warranties were made as of such Closing Date, and no fact or circumstance shall have come to the attention of any party hereto that is not disclosed in this Agreement that could reasonably be expected to have a material adverse effect on the rights and benefit to be received by such party as contemplated by this Agreement; (b) each of the covenants to be fulfilled by any other party hereto prior to the Closing shall have been fulfilled as of the Closing, or waived by the party entitled to benefit therefrom; and (c) the Closing shall have occurred not later than June 30, 1997, unless such date is extended by the written agreement of all of the parties hereto.

     5.2 TERMINATION. This Agreement may be terminated and the transactions contemplated hereto may be abandoned at any time prior to the Closing: (a) by the written agreement of all of the parties hereto; and (b) by any party hereto in the event the Closing shall not have occurred on or before June 30, 1997, unless such date is extended by the written agreement of all of the parties
hereto.   Notice of an election to terminate this Agreement shall be made in writing and provided to each of the non-terminating parties to this Agreement.

                                   ARTICLE VI
                                INDEMNIFICATION

     6.1 INDEMNIFICATION BY MCCARROLL. McCarroll agrees to indemnify, defend and hold harmless Territorial Delaware and its affiliates, officers, directors, employees, contractors and agents (collectively, Territorial Delaware and such other parties are being referred to as the "Territorial Delaware-Related Parties") against and from any and all taxes, penalties, interest, claims, suits, causes of action (recognized now or at any later time), liabilities, responsibilities, damages, losses, costs, assessments and expenses, including without limitation reasonable attorney's fees and other expenses of defending any actions or claims, amounts of judgments and amounts paid in settlement (collectively, all of the foregoing being referred to herein as "Costs") incurred by, asserted against or imposed upon any of the Territorial Delaware-Related Parties arising out of or attributable to:

     (a) any breach of any representation, warranty, covenant or agreement made by McCarroll herein or in any schedule, exhibit, certificate, document or agreement furnished by McCarroll in connection herewith (including without limitation any of the documents to be executed and delivered at the Closing);

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

     (b) any nonfulfillment of any agreement or covenant hereunder or entered into in connection herewith by McCarroll; or

     (c) any claim, whether known or unknown, arising out of, or by virtue of, or based upon McCarroll's ownership of the McCarroll Interests (or McCarroll's failure to fulfill any obligation in connection therewith) prior to the Closing.

     6.2 INDEMNIFICATION BY TERRITORIAL DELAWARE. Territorial Delaware agrees to indemnify, defend and hold harmless, McCarroll against and from any and all Costs incurred by, asserted against or imposed upon McCarroll arising out of or attributable to:

     (a) any breach of any representation, warranty, covenant or agreement made by Territorial Delaware herein or in any schedule, exhibit, certificate, document or agreement furnished by Territorial Delaware in connection herewith or relating hereto (including without limitation any of the documents to be executed and delivered at the Closing);

     (b) any nonfulfillment of any agreement hereunder or entered into in connection herewith by Territorial Delaware; or

     (c) any claim, whether known or unknown, arising out of, or by virtue of, or based upon Territorial Delaware's ownership of the McCarroll Interests (or its failure to fulfill any obligation in connection therewith) after the Closing;

provided, however, that if any such Costs are incurred under clause (b) or (c) above primarily as a result of McCarroll's failure to fulfill any of his obligations, then Territorial Delaware not shall have any liability or obligation under the provisions of this Section with respect thereto.

     6.3 CERTAIN INDEMNIFICATION-RELATED MATTERS. Any party entitled to indemnification under the provisions of this Article shall: (a) give prompt notice to the indemnifying party of any claim with respect to which such indemnified party seeks indemnification (provided, however, that the failure to timely provide such notice shall not affect an indemnified party's rights under this Article unless such failure shall have prejudiced or adversely affected any indemnifying party's rights with respect to such claim) and (b) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or such indemnifying party fails or refuses to timely select and engage counsel reasonably satisfactory to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled, or elects not, to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which case such indemnifying party shall pay the fees and expenses of a sufficient number of counsel so that such conflicts are resolved.

     6.4 RIGHT OF OFFSET. Territorial Delaware shall have the right, exerciseable at any time and from time to time at its option until termination of such right as provided in this Section, to set off and charge against any or all "Territorial Resources Securities," as defined below, owned by McCarroll or in which he has an interest, any and all "McCarroll Obligations," as defined below, such right exerciseable upon written notice to McCarroll delivered not less than 30 days prior to the date of such proposed set off. During such 30-day period, Territorial agrees to use reasonable efforts to cooperate, at the request and expense of McCarroll, in connection with any attempt by McCarroll to cure the unfulfilled obligation(s) of McCarroll relating to such set off. As used herein:

     (a) the term, "Territorial Resources Securities" means and includes only the following: (i) any of the Territorial Shares or Related Property (as defined in the Escrow Agreement) then held in the Escrow Agreement and (ii) any other options, warrants, convertible securities or other rights granting McCarroll thereof the right to receive shares of capital stock of Territorial Resources upon the exercise, conversion or exchange thereof; provided, however, that any of the same held of record by the wife of McCarroll shall not constitute "Territorial Resources Securities;" and

     (b) the term, "McCarroll Obligations" means and includes any and all obligations under this Agreement, including without limitation the indemnity obligations of McCarroll;

provided, however, that any exercise of the set off and charging rights of Territorial Delaware pursuant to this Section 6.4 shall terminate on the earlier to occur of (i) completion of drilling and testing of the first well on Block B8/38 under the B8/38 Concession Agreement or (ii) completion of drilling of a second well on either Block B8/38 or Block B4/32 under the applicable Concession Agreement. The rights and remedies granted to Territorial Delaware in this
Section 6.4 are in addition to any other rights and remedies it may have under this Agreement, at law or in equity.

                                  ARTICLE VII
                                 MISCELLANEOUS

     7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of the parties hereto shall not be deemed waived or otherwise affected by any investigation made by any other party hereto. Each representation and warranty shall continue for a period of three (3) years after the Closing Date. The provisions of this Section shall have no effect upon any other obligation of the parties, whether to be performed before or after the Closing.

     7.2 AMENDMENT AND MODIFICATION. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

     7.3 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with

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

postage prepaid, or sent by telex, telegram or telecopier, as follows (or at such other address or facsimile number for a party as shall be specified by like notice):

     if to McCarroll,  at:        If to Buyer, at:

     Jimmy M. McCarroll           Territorial Resources (Delaware), Inc.
     McCarroll Energy, Inc.       c/o Territorial Resources, Inc.
     1030 Townplace                   734 7th Avenue S.W., Suite 1345
     Houston, Texas 77057-1942        Canada T2P 3P8
     (Fax No.)  713.785.8245          (Fax No.)  403.233.7354
                                      Attn:  Daniel A. Mercier


     if to SOCO Exploration or SOCO Thaitex, at: [insert name of party to receive notice]
                                       c/o   SOCO International, Inc.
                                       777 Main Street, Suite 2500
                                       Fort Worth, Texas  76102
                                       (Fax No.)  817.882.5970
                                       Attn:  Edward T. Story, Jr.

     7.4 EXPENSES. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses whether or not the transactions contemplated hereby are consummated.

     7.5 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, including all exhibits hereto, (a) constitutes the entire agreement among the parties with respect to its subject matter and supersedes all prior agreements and understandings, both written and oral, between the parties hereto, their affiliates or any of them with respect to such subject matter and (b) shall not be assigned by operation of law or otherwise without the express prior written consent of the other party hereto. Notwithstanding the foregoing, this Agreement shall not supersede any agreement regarding the farmout by the SOCO parties to Territorial Resources or its affiliates of an additional 5% undivided working interest in each of the Concessions, nor shall it supersede any agreement between Territorial Resources or its affiliates and McCarroll regarding any option in favor of McCarroll to acquire additional Territorial Shares in exchange for certain services to be performed by him.

     7.6 BINDING EFFECT; BENEFIT. Subject to the provisions of Section 7.5 hereof, this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement is intended to confer on any person other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     7.7 HEADINGS. The descriptive headings of the articles, sections, subsections, exhibits and schedules of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     7.8 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. Execution of this Agreement or any exhibit hereto may be evidenced by a signature delivered by or on behalf of such party via facsimile, which facsimile signature shall be confirmed by telephone, and once so confirmed, shall constitute an effective signature of the party on whose behalf such facsimile signature is provided.

     7.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

     7.10 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     IN WITNESS WHEREOF, each of the parties have caused this Agreement to be duly executed by or on behalf of such party, all as of the date first written above.

                                     TERRITORIAL RESOURCES (DELAWARE), INC.

                                     By:______________________________________
                                        Name:_________________________________
                                        As Its Authorized:____________________


                                     JIMMY M. MCCARROLL

                                     _________________________________________


                                     SOCO EXPLORATION (THAILAND) COMPANY LIMITED

                                     By:______________________________________
                                        Name:_________________________________
                                        As Its Authorized:____________________


                                     SOCO THAITEX, INC.

                                     By:______________________________________
                                        Name:_________________________________
                                        As Its Authorized:____________________

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